UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2017

Sangamo Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd.	Richmond, California 94804
(Address of principal executive offices)	(Zip Code)

(510) 970-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On January 5, 2017, Sangamo BioSciences, Inc. (the “Company”) changed its corporate name to “Sangamo Therapeutics, Inc.” by filing the Third Certificate of Amendment of the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Name Change”). The amendment was effected pursuant to Section 242 of the Delaware General Corporation Law, which permits such amendments to be adopted by a corporation’s Board of Directors without stockholder approval; the Name Change was approved by the Company’s Board of Directors on December 5, 2016.

The Name Change does not affect the rights of the Company’s security holders and the Company’s common stock will continue to trade on The NASDAQ Global Market under the symbol “SGMO.”

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 and incorporated by reference herein.

On January 6, 2017, Sangamo Therapeutics, Inc. issued a press release announcing the Name Change, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

3.1	Third Certificate of Amendment of the Seventh Amended and Restated Certificate of Incorporation of Sangamo BioSciences, Inc.

4.1	Form of Common Stock Certificate

99.1	Press Release dated January 6, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

By:	/s/ H. Ward Wolff
	Name:	H. Ward Wolff
	Title:	Executive Vice President and Chief Financial Officer

Dated: January 6, 2017